AMIRA FOODS (INDIA) LIMITED

LOAN AGREEMENT

This Agreement is for the period from 1st April 2011 to 31st March 2012 is being made at Amira Foods (India) Limited (AFIL) on First day of April, 2011 , between:- Mr. Karan A Chanana , Chairman and Managing Director of AFIL, resident of 36, Prakriti Marg, M.G. Road, New Delhi-110030 (hereinafter called the Part of First PART)

AND

AMIRA FOODS (INDIA) LIMITED, having registered office at B-1/E-28, Mohan Co-operative Industrial Estate, Mathura Road, New Delhi- 110044, India (hereinafter called the party of the second part)

WHEREAS the second party is in need of money and seek the from the first party the said money without security. Second part will liable to make repayment of principal amount alongwith interest thereon on demand made by the first part.

AND WHEREAS, the first part has agreed to lend loan without security to the second part as his will and wish. Interest shall be calculated at the rate of 11% per annum on the daily balances of loan.

In witnesses whereof the parties of this agreement have set their respective hands on the date month and year first above given.

WITNESES :-

1.FIRST PARTY

Karan A Ch

(Karan A Chanana)

2. SECOND PARTY

RArora

(Rajesh Arora)

WITNESSES

1. Namita
NAMITA BHATNAGAR.

2. Gurpreet Kaur
GURPREET KAUR

54, Prakriti Marg, M.G. Road, New Delhi-110030, India T:+91 11 460 57560 F:+91 11 460 57570 E: amirafoods@amirafoods.com
W: www.amirafoods.com REGISTERED OFFICE: B-1/E-28, Mohan Co-operative Industrial Estate Mathura Road, New Delhi – 110044, India
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